SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 27, 2012

VICTORY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State of Incorporation)	(Commission File Number)	(IRS Employer Number.)

3355 Bee Caves Road, Suite 608, Austin, TX		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512)-347-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Victory Energy Corporation (OTCQB: VYEY), a growth oriented non-operating oil and gas company, today announced the resignation of its Chief Financial Officer, Mark Biggers, for family and personal reasons. Mr. Biggers’ resignation is effective immediately, and he will serve as the Company’s interim chief financial officer during the anticipated short transition period.

Mr. Biggers commented, “It’s been a privilege to work with such a great group of individuals. I appreciate and endorse the efforts of the Victory team as they continue to do everything needed to grow the company and build shareholder value. I look forward to following them along the way."

Kenny Hill, Victory Energy’s CEO, stated, “I’m pleased that Mark has agreed to stay engaged with Victory during the transition. We thank Mark for his service to the company and wish him well with his future endeavors.”

The Company has initiated a search and is currently interviewing candidates.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Victory Energy Corporation dated November 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: November 27, 2012	By:	/s/ Kenneth Hill
Kenneth Hill Chief Executive Officer